Exhibit 10.29

Creditor’s Rights and Debt

Relationship Confirmation and Loan Agreement

This Agreement was signed in Shenzhen city on July 1,2023

Party A: Beijing ABGreen Reverse Supply Chain Management Co., Ltd. (hereinafter referred to as “Party A”)

Unified social credit code: 91110108MACK1DNP9U

Legal representative: Tang Baitong

Address: 2172, No.7, Liulin Road East, Sujiatuo Town, Haidian District, Beijing City.

Party B: Shenzhen Carbon Zero Technology Co., Ltd (hereinafter referred to as “Party B”)

Unified social credit code: 91440300MA5HCAXL6D

Legal representative: Tang Baitong

Address: 6F610, Paradise Building A, Vanke City Community, Bantian Street, Longgang District, Shenzhen City.

Party C: Zhao Lijun (hereinafter referred to as “Party C”)

ID No.:

Address:

In view of:

In accordance with the agreement signed by party A, Party B and Party C in November 2022, Party B helps Party A to collect RMB 11,250,000 (in words: eleven million two hundred and fifty thousand RMB only) on its behalf, which shall be paid by Party C to Party B’s account, and Party C shall form a creditor’s right of RMB eleven million two hundred and fifty thousand against Party B.

In accordance with the relevant provisions of laws and regulations, under the principles of voluntary equality, honesty and trustworthiness, mutual benefit and win-win results, Party A, Party B and Party C make the following agreement through full consultation for mutual compliance.

1. Confirmation of creditor’s rights and debt relationship

For Party B and Party A have close business cooperation, in order to facilitate business management, considering capital transfer transaction costs and loss, Party A, Party B and Party C agreed to complete the transaction through creditor’s rights transfer through consultation. That is Party C agreed to transfer its creditor’s rights against Party B to Party A. At the same time after the transaction, Party C owns Party A’s equity. The performance of debt relationship between Party B and Party C has been completed. It forms creditor’s rights and debt relationship between Party A and Party B. Party B shall subsequently repay to the account designated by Party A:

Account name:

Bank:

Bank account number:

2. Repayment and Interest

The term of this agreement is 5 years from July 1,2023 to June 30,2028. During the debt period, Party B may irregularly repay the principal. Party A and Party B shall issue the settlement statement upon each repayment.

The annual interest rate of the loan is 5.5%, counted as 30 days per month. Party B shall settle the interest generated before December 31 each year during the repayment period. The interest shall be reduced along with the reduced principal until the completion of the repayment of principal.

3. Special Provisions

1. Upon the expiry date of this Agreement, Party B has the right to renew the loan from Party A. The conditions of renewal shall be separately agreed by both parties at that time.

2. For Party B’s debts, if Party A and Party B have other approval conditions, both parties may communicate about the conversion of creditor’s rights and debts, and shall sign a supplementary agreement.

4. Liability

1. If Party B fails to repay the principal and interest according to the Agreement, Party B shall bear the liquidated damages and attorney’s fees, legal costs, travel expenses and other expenses incurred in the litigation.

2. If Party B conducts any illegal activities, Party A shall have the right to recover the loan at any time before the expiry date of this Agreement and require Party B to bear the liability for breach of 5% of the total amount of the loan.

3. If Party A considers that the borrower may have or already had any actions that may affect its ability to repay, Party A has the right to recover the loan at any time before the expiry date of the Agreement, and the borrower shall return the loan in time, and shall not refuse it for any reason.

5. Dispute Resolution

Any dispute arising out from the performance of this Agreement shall be settled through negotiation, any party shall have the right to file a lawsuit with the people’s court with jurisdiction in the place where Party A is located.

6. Others

1. For other matters not mentioned herein, Party A, Party B and Party C may, according to the progress of the project, reach a consensus and enter into a supplementary agreement separately. The supplementary agreement shall have the same legal effect as this Agreement.

2. This Contract shall come into force upon being signed or sealed by all parties. This contract is made in triplicate, with each party holding one copy and each copy having the same legal effect.

(This page is a signing page with no text)

Party A:

Legal/ Authorized Representative:

Date:

Party B:

Legal/ Authorized Representative:

Date:

Party C:

Legal/ Authorized Representative:

Date: